UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  July 7, 2010

Global MobileTech, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-1550187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 West Cataldo, Suite A Spokane, Washington	99202
(Address of principal executive offices)	(Zip Code)

(509) 723-1312
(Registrant’s telephone number, including area code)
Trevenex Resources, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 8, 2010, Info-Accent Sdn Bhd (“Info-Accent”), a wholly owned subsidiary of Global MobileTech, Inc. entered into an Exclusive Marketing, Distribution and License Agreement with VyseTECH Asia Sdn Bhd (“VyseTECH), a private Malaysian company, whereby Info-Accent agreed to acquire an exclusive five year license to market and distribute products and services owned by VyseTECH in Asia.  Info-Accent has also agreed to acquire VyseTECH’s interest in existing mobile VoIP related contracts.

In consideration of VyseTECH granting the license and assigning existing agreements to Info-Accent, Info-Accent agreed to pay a one time license fee of $500,000 and another $500,000 as consideration for acquiring the existing contracts.

The purchase consideration of $500,000 to acquire existing mobile VoiP related contracts from VyseTech was satisfied in cash as of June 30, 2010.

On July 7, 2010, Info-Accent and VyseTech executed a Supplemental Agreement to the Marketing, Distribution and License Agreement whereby VyseTech agreed to receive 769,000 unregistered shares of restricted common stock of Global MobileTech in lieu of cash payment as full and final payment of the $500,000 license fee.  VyseTech further agreed to waive its entitlement to one three-year warrant with an exercise price of $1.00 per share for every two shares issued to Vysetech.

Info-Accent completed the transaction contemplated by the Marketing, Distribution and License Agreement on July 7, 2010.

Item 3.02.	Unregistered Sales of Securities.

On July 7, 2010, Global MobileTech, Inc. closed a private placement for a total of 769,000 shares of its common stock to two accredited and three non-accredited investors as well as non-U.S. persons for aggregate net proceeds of $499,850 at an offering price of $0.65 per share.

On July 7, 2010, Global MobileTech, Inc. issued a total of 769,000 shares of its restricted common stock to the following persons/entities at the request of VyseTech:

Name of Shareholder	No. of Shares
Sunway Technology Development Limited	336,200
First Asset Holdings Limited	130,300
John Newby	112,500
Peter and Marie Dunkley	75,000
Lynn Newby	115,000
Total	769,000

Global MobileTech undertook the private placement offering to further capitalize the Company in order to execute its business plan.  The private placement offering was undertaken by the officers of the Company.  No sales commission or finder’s fees were paid to any officer of the Company.

Global MobileTech has granted “piggyback” registration rights to the investors purchasing the common stock and warrants in the offering.  These rights cover the resale of all shares of common stock issued in the offering and all shares of common stock underlying the warrants.  In addition to “piggyback” registration rights, Global MobileTech agreed to use its commercially reasonable efforts to file a registration statement covering such securities within 60 days after the final closing of the offering and to have such registration statement declared effective within 180 days of such final closing date.

The Company is relying on the exemption from registration provided by Section 4(2) and Rule 505 of Regulation D under the Securities Act of 1933, as amended (“Regulation D”). We believe that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.06.	Change in Shell Company Status.

As a result of the closing of the five year Exclusive Marketing, Distribution and License Agreement with VyseTech,  we believe that Global MobileTech, Inc. has ceased to be a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Subscription Agreement between the Company and each subscriber
10.2	Form of Warrant Purchase Agreement and Warrant
10.3	Supplemental Agreement between Info-Accent Sdn Bhd and VyseTech Asia Sdn Bhd dated July 7, 2010.
10.4	Registration Rights Agreement
99.1	Pro Forma Consolidated Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MOBILETECH, INC. (Registrant)

Date: July 13, 2010	By:	/s/ Aik Fun Chong
Aik Fun Chong President and CEO